UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2018

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street, Suite 2900 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 654-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in [sic] Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 1, 2018, Robert S. Taylor will be retiring as Executive Vice President and Chief Financial Officer of Superior Energy Services, Inc. (the “Company”). The decision to retire was not the result of any disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

The Board of Directors of the Company has elected Executive Vice President Westervelt T. Ballard, Jr. to serve as Chief Financial Officer and Vice President and Corporate Controller James W. Spexarth to serve as Chief Accounting Officer, both effective March 1, 2018.

Mr. Ballard, age 46, has served as Executive Vice President of International Services since 2012 with leadership responsibilities for the Company’s premium tubulars, completion tools and international well services businesses. Prior to that, he served as Vice President of Corporate Development after joining the Company in 2007. Before joining the Company, he spent eight years as a private equity and M&A professional. Mr. Ballard began his professional career in the United States Marine Corps as an infantry officer. At this time there is no change in Mr. Ballard’s compensation in connection with his appointment as Chief Financial Officer.

Mr. Spexarth, age 50, will become the Company’s first Chief Accounting Officer after joining the Company in 2013 as a Vice President and Controller. Before joining the Company, Mr. Spexarth held numerous accounting and finance managerial roles with Halliburton Company over ten years, concluding his career there as Senior Director of Finance – Western Hemisphere. At this time there is no change in Mr. Spexarth’s compensation in connection with his appointment as Chief Accounting Officer.

Neither Mr. Westervelt nor Mr. Spexarth is party to any (a) arrangement or understanding regarding their election as an executive officer, nor do they have any family relationships with any director, executive officer or person nominated or chosen to become a director or executive officer of the Company, or (b) transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Likewise neither Mr. Westervelt nor Mr. Spexarth has entered into any material plan, contract, arrangement or amendment in connection with his appointment as an executive officer of the Company.

Item 7.01	Regulation FD Disclosure

On January 29, 2018, the Company issued a press release announcing the retirement and elections described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit shall be deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached exhibit shall be deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

99.1	Press release by Superior Energy Services, Inc., January 29, 2018, announcing the retirement of Robert S. Taylor and the election of Westervelt T. Ballard, Jr. as Chief Financial Officer and James W. Spexarth as Chief Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ William B. Masters
William B. Masters
Executive Vice President and General Counsel

Dated: January 29, 2018